Exhibit 10.4

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

This Amendment (the “Amendment”) to each Non-Qualified Stock Option Agreement (the “Agreement”), by and between Walker & Dunlop, Inc., a Maryland corporation (the “Company”) and you (the “Grantee”), was adopted and approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, effective as of April 29, 2019. Capitalized terms used in this Amendment and not defined below shall have the meaning given to such terms in the Company’s 2015 Equity Incentive Plan (as amended from time to time, the “Plan”) or the Agreement, as applicable.

WHEREAS, the Committee desires to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the Agreement be and hereby is amended as follows:

1.   The “Transfer of Option” section of the Agreement is amended by deleting such section in its entirety and    replacing it with the following:

“Except as provided in the following paragraph, during your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option.  Other than by will or the laws of descent and distribution, the Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process.  If you attempt to do any of these things, you will immediately and automatically forfeit your Option.

Notwithstanding these restrictions on transfer but subject to such limitations as the Chief Executive Officer of the Company or the General Counsel of the Company may impose, you may transfer all or part of the vested portion of the Option to a Family Member, subject to the terms and conditions set forth in the Plan and a Non-Qualified Stock Option Transfer Agreement in the form approved by the Committee, to be entered into between you, the Company and such trust.”

2.   The Agreement remains in full force and effect, except as modified by this Amendment.

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